--------------------------------------------------------------------------------
                                  NEWS RELEASE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Northern Trust Corporation
                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    Contact: Bev Fleming, Investor Relations
                                (312) 444-7811 or
                          Sue Rageas, Public Relations
                                 (312) 444-4279
                                                    http://www.northerntrust.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION ANNOUNCES EXPENSE REDUCTIONS.

(CHICAGO, June 23, 2003) Today Northern Trust Corporation announced that as part of an ongoing review of its business and operations it has taken a number of strategic steps to reduce expenses and better position the Corporation for improved profitability.

     Northern Trust implemented actions that, together with transactions announced earlier in the quarter, will result in a second quarter net pre-tax charge to earnings of approximately $51.5 million. This will impact reported earnings per share by $.14 for the second quarter 2003.

     Of this charge, approximately $23.5 million represents severance costs relating to the elimination of approximately 700 positions, the majority of which occurred in June. When this staff reduction is fully implemented, and giving effect to the approximately 690 person reduction associated with the sale of the assets of Northern Trust Retirement Consulting, L.L.C. (NTRC) and other previously announced second quarter transactions, total staff is expected to be less than 8,000 positions, down from 9,336 at March 31, 2003, a 15% reduction. The remainder of the charge reflects:

     . Reduction in the amount of office space leased and owned as a result of lower staff levels ($16.1 million);

     . Standardization of software applications across business units and replacement of existing software with more cost-effective solutions ($9.5 million); and

     . Two other strategic transactions that were previously announced in April and closed in June; the sale of NTRC assets ($20.2 million loss) and the sale of the Higgins Road Chicago retail branch ($17.8 million gain). NTRC had gross revenues of $74.4 million in the year ended December 31, 2002.

                                     -more-

     The strategic planning process that led to these actions also identified additional reductions in operating expenses, which Northern Trust expects to achieve over the next 12 months. The expected effect of all of these actions is to reduce annual operating expenses by $145-$150 million.

     William A. Osborn, Chairman and CEO, stated, "We are taking these steps to allow us to improve profitability and focus our resources where we have clear competitive advantages and can serve our clients best. We are committed to delivering value to our shareholders and clients and to operating in a productive and efficient manner.

     Northern Trust remains strategically focused on the asset administration and asset management business, delivered to our target personal and institutional clients. We will continue to invest in this core business, through acquisitions that fit with our key strategies, expansion into new markets and investment in leading edge technology."

                           FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, business prospects and positioning with respect to market and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, and the effect of extraordinary events and various other matters (including changes in accounting standards and interpretations) on Northern Trust's business and results. Forward-looking statements are typically identified by words or phrases, such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are Northern Trust's current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation's 2002 Annual Report to Shareholders, including the section of Management's Discussion and

                                     -more-

Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, changes in U.S. and worldwide securities markets, Northern Trust's success in executing various parts of its business plans, operating and technology risks, including material systems interruptions or errors, risks associated with regulatory changes, and uncertainties inherent in the litigation process. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

                                      / / /